Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

KRAFT FOODS GROUP, INC.

Offer to Exchange

New $1,000,000,000 1.625% Notes due 2015                      for                      $1,000,000,000 1.625% Notes due 2015

New $1,000,000,000 2.250% Notes due 2017                      for                      $1,000,000,000 2.250% Notes due 2017

New $1,034,657,000 6.125% Notes due 2018                      for                      $1,034,657,000 6.125% Notes due 2018

New $900,000,000 5.375% Notes due 2020                      for                      $900,000,000 5.375% Notes due 2020

New $2,000,000,000 3.500% Notes due 2022                      for                      $2,000,000,000 3.500% Notes due 2022

New $877,860,000 6.875% Notes due 2039                      for                      $877,860,000 6.875% Notes due 2039

New $787,483,000 6.500% Notes due 2040                      for                      $787,483,000 6.500% Notes due 2040

New $2,000,000,000 5.000% Notes due 2042                      for                      $2,000,000,000 5.000% Notes due 2042

Pursuant to the Prospectus, dated                     , 2012

Registered holders of (i) outstanding 1.625% Notes due 2015 (the “Outstanding 2015 Notes”) who wish to tender their Outstanding 2015 Notes for a like principal amount of new 1.625% Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2015 Notes”), (ii) outstanding 2.250% Notes due 2017 (the “Outstanding 2017 Notes”) who wish to tender their Outstanding 2017 Notes for a like principal amount of new 2.250% Notes due 2017 that have been registered under the Securities Act (the “New 2017 Notes”), (iii) outstanding 6.125% Notes due 2018 (the “Outstanding 2018 Notes”) who wish to tender their Outstanding 2018 Notes for a like principal amount of new 6.125% Notes due 2018 that have been registered under the Securities Act (the “New 2018 Notes”), (iv) outstanding 5.375% Notes due 2020 (the “Outstanding 2020 Notes”) who wish to tender their Outstanding 2020 Notes for a like principal amount of new 5.375% Notes due 2020 that have been registered under the Securities Act (the “New 2020 Notes”), (v) outstanding 3.500% Notes due 2022 (the “Outstanding 2022 Notes”) who wish to tender their Outstanding 2022 Notes for a like principal amount of new 3.500% Notes due 2022 that have been registered under the Securities Act (the “New 2022 Notes”), (vi) outstanding 6.875% Notes due 2039 (the “Outstanding 2039 Notes”) who wish to tender their Outstanding 2039 Notes for a like principal amount of new 6.875% Notes due 2039 that have been registered under the Securities Act (the “New 2039 Notes”), (vii) outstanding 6.500% Notes due 2040 (the “Outstanding 2040 Notes”) who wish to tender their Outstanding 2040 Notes for a like principal amount of new 6.500% Notes due 2040 that have been registered under the Securities Act (the “New 2040 Notes”) or (viii) outstanding 5.000% Notes due 2042 (the “Outstanding 2042 Notes” and, together with the Outstanding 2015 Notes, the Outstanding 2017 Notes, the Outstanding 2018 Notes, the Outstanding 2020 Notes, the Outstanding 2022 Notes, the Outstanding 2039 Notes, the Outstanding 2040 Notes and the Outstanding 2042 Notes, the “Outstanding Notes”) who wish to tender their Outstanding 2042 Notes for a like principal amount of new 5.000% Notes due 2042 that have been registered under the Securities Act (the “New 2042 Notes” and, together with the New 2015 Notes, the New 2017 Notes, the New 2018 Notes, the New 2020 Notes, the New 2022 Notes, the New 2039 Notes, the New 2040 Notes and the New 2042 Notes, the “New Notes”), in each case, who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Deutsche Bank Trust Company Americas (the “Exchange Agent”) or who cannot complete the procedures for book-entry transfer on a timely basis prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Exchange Offer Procedures” in the Prospectus dated                     , 2012 (the “Prospectus”) of Kraft Foods Group, Inc. (the “Issuer”). Capitalized terms not defined herein are defined in the Prospectus.

By Mail:

DB Services Americas, Inc.

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

By Overnight Mail or Courier:

DB Services Americas, Inc.

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

For Additional Information, Contact:

(800) 735-7777 (Option #1)

DB.Reorg@db.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Outstanding 2015 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2017 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2018 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2020 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2022 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2039 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2040 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2042 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Outstanding Notes by book-entry transfer to The Depository Trust Company.

Account Number

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE

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	Signature(s) of Owner		Date

Area Code and Telephone Number

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on a security position listing of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

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Name(s)

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Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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